EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Janel World Trade Ltd.
150-14 132nd Avenue
Jamaica, New York 11434

Gentlemen:

We have issued our report dated December 6, 2005 accompanying the financial statements of Janel World Trade Ltd. and subsidiaries contained in the Form 10-K under the Securities Exchange Act of 1934, as amended. We consent to the use of the aforementioned report in the Form 10-K under the Securities Exchange Act of 1934, as amended, and to the use of our name as it appears in Item 9 of Form 10-K.


                                                  /S/ PARITZ & COMPANY, P.A.
                                                  --------------------------
                                                      Paritz & Company, P.A.

Hackensack, New Jersey
December 21, 2005